UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2022 (February 8, 2022)
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 1.02 Termination of a Material Definitive Agreement

On February 8, 2022 (the “Closing Date”), Designer Brands Inc. (the “Company”) voluntarily terminated its $250 million term loan agreement, dated August 7, 2020 (the “Term Loan Credit Agreement”), among the Company, as U.S. borrower, Designer Brands Canada Inc., as Canadian borrower, certain of the Company’s domestic and Canadian subsidiaries as guarantors, the lenders party thereto, and Sixth Street Specialty Lending, Inc., as Administrative Agent and Lead Arranger (each as defined in the Term Loan Credit Agreement).

The Term Loan Credit Agreement was scheduled to mature on August 7, 2025 (unless terminated earlier in accordance with its terms); however, the Company elected to pay all amounts outstanding under the Term Loan Credit Agreement using cash on hand and proceeds from the Company’s existing senior secured asset-based revolving credit facility (the “ABL Revolver”). Other than a prepayment premium in an amount equal to approximately $6.9 million, the Company did not incur any early termination penalties in connection with the termination of the Term Loan Credit Agreement. Upon the termination of the Term Loan Credit Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released. A description of the Term Loan Credit Agreement is included in the Company’s Current Report on Form 8-K filed on August 7, 2020, and such description is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

On the Closing Date, the Company drew an aggregate of $235 million under the ABL Revolver to pay off the then-outstanding balances, accrued interest and fees, and prepayment premium under the Term Loan Credit Agreement, as well as certain transaction fees and expenses associated with the Term Loan Credit Agreement. As of the Closing Date, approximately $160 million remained available for borrowings under the ABL Revolver.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	February 10, 2022